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                        CONSENT TO BEING NAMED A DIRECTOR


                  I, Jeffrey G. Webb, hereby consent to my being named as a person chosen to become a director of Riddell Sports Inc., a Delaware corporation (the "Corporation"), in the Registration Statement on Form S-4 of the Corporation (the "Registration Statement"), as filed with the Securities and Exchange Commission on the date hereof, and in all subsequent amendments to the Registration Statement.


                                                /s/ Jeffrey G. Webb
                                                -------------------------------
                                                Jeffrey G. Webb

Dated:  July 17, 1997